UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed a Certificate of Amendment, effective as of June 19, 2015, to the Company’s Certificate of Incorporation, as amended (the “Charter Amendment”) to effect a 1-for-20 reverse split of the outstanding shares of the Company’s common stock (the “Reverse Split”).  As a result, every 20 outstanding shares of the Company’s common stock combined automatically into one share of common stock. Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Split, except for minor changes resulting from the rounding up of fractional shares to the nearest whole share.  The Charter Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Stock is expected to commence trading on a split-adjusted basis commencing June 22, 2015.  The Common Stock will be reported for 20 business days under the temporary ticker symbol “ALYED” with the “D” added to signify that the Reverse Split has occurred. After 20 business days, the symbol will revert to the original symbol of “ALYE.” In connection with the Reverse Split, the CUSIP number for the Common Stock has been changed to 02260T107.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Certificate of Incorporation

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: June 22, 2015	By:	/s/ Munawar H. Hidayatallah
	Name:	Munawar H. Hidayatallah
	Title:	Chairman and CEO